Exhibit 10.19

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

THIS SETTLEMENT AGREEMENT (“Agreement”) is executed this 17th day of December, 2002, by and between Varitek Industries, Inc., a Texas Corporation (“Varitek”), and Technetics, Inc., a California corporation, doing business as SMTEK San Diego (collectively, the “Parties”).

RECITALS

Certain disputes have arisen between the Parties that are the subject of a court action identified as Technetics, Inc., a California corporation, doing business as SMTEK San Diego v. Varitek Industries, Inc. et al, San Diego County Superior Court Case No. GIC 766876 (the “Action”). The Parties desire to settle and compromise such disputes on the terms set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the Parties hereby agree as follows:

1. Consideration. In full and final settlement of all claims raised by SMTEK against Varitek, Varitek shall pay to SMTEK, the payment of which is hereby acknowledged, the sum $25,000 cash. Additionally, Varitek shall issue a total of 175,000 shares of Varitek common stock in the name of Technetics, Inc. SMTEK hereby acknowledges that it is an accredited investor as that term is defined by Rule 501 of Regulation D promulgated pursuant to the Securities Act of 1933, as amended. Additionally, SMTEK acknowledges that it acquired these securities for investment purposes and without a view towards further distribution of said shares. These acknowledgements are material to Varitek’s ability to establish an exemption from registration of the shares issued as a result of this Agreement. Additionally, SMTEK shall be permitted to maintain ownership and control of any and all items of value, including component inventory held for the benefit of Varitek at the offices of SMTEK.

Varitek agrees that it will register the resale of the shares being issued to SMTEK hereby at the earliest practicable date as part of the first registration statement to be filed by Varitek, and that it will use reasonable commercial efforts to have said registration statement declared effective at the earliest practicable date.

2. Dismissal of the Action. Upon the receipt of all consideration and the effectiveness of the registration statement required to be filed hereby to register the resale of the Varitek common stock issued to SMTEK, SMTEK will file a motion to dismiss the Action without prejudice in accordance with the form of dismissal, attached hereto as Exhibit A.

3. Except for the obligations provided for by this Agreement, SMTEK hereby releases and discharges Varitek and its directors, officers, shareholders, attorneys, agents, employees, successors and assigns from all actions, causes of action, claims and liabilities including, without limitation, those arising out of the Action, whether known or unknown.

4. Varitek hereby release and discharge SMTEK and its attorneys, agents, employees, successors and assigns, from all actions, causes of action, claims and liabilities including, without limitation, those arising out of the Action, whether known or unknown.

5. The Parties shall refrain from any and all communication disparaging the other parties to this Agreement.

6. The Parties are represented by legal counsel and have received legal advice concerning this Settlement Agreement prior to their execution of it. No promise or inducement which is not expressed herein has been made to any party in order to induce them to enter into this Settlement Agreement.

7. The settlement of the Action and the execution of this Settlement Agreement are being done in order to compromise disputed claims. This Settlement Agreement should not be construed as an admission of liability on the part of any party.

8. This Settlement Agreement shall be governed by the laws of the state of California.

9. This Settlement Agreement and the identified exhibit contains the entire agreement between the Parties, and all provisions of this Agreement are contractual and not a mere recital.

10. This Settlement Agreement shall not be modified except in writing signed by the Parties.

11. Should any action or proceeding be brought by any party to this Settlement Agreement to enforce it or any provision hereof, the prevailing party in any such action or proceeding should be entitled to recover, in addition to any other relief, reasonable attorney fees, costs and expenses of litigation or arbitration.

12. The Parties shall bear their own costs and expenses, including attorney fees, disbursements and court costs incurred in pursuing the Action.

13. This Settlement Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

14. The Parties agree that a facsimile signature may substitute for and have the same legal effect as the original signature.

TECHNETICS, INC.

By:	/s/
Its:	Corporate Secretary

VARITEK INDUSTRIES, INC.

By	/s/ Randy Bayne
Randy S. Bayne
President and Chief Executive Officer

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